EXHIBIT 10.25

HAUSER, INC.

1987 NON-STATUTORY STOCK OPTION PLAN AS AMENDED (8/27/97)

Article 1 - Purpose

The purpose of this 1987 Non-Statutory Stock Option Plan (the “Plan”) is to promote the growth and general prosperity of Hauser, Inc. (Hauser) by permitting Hauser to attract and retain the services of its Directors, key employees and independent contractors through the grant of options to purchase Hauser’s Common Stock.

Article 2 - Administration of the Plan

The Plan shall be administered by the Board of Directors (the “Board”) of Hauser.  At any time, the Board may delegate any, or all, of its responsibilities for administration of the Plan to a committee of its members.  Subject to the terms of the Plan, the Board shall have the authority to determine when and upon what terms options may be granted under the Plan, the persons to whom options shall be granted, the number of option shares to be granted to each person, and the provisions of the option agreements and other instruments relating to the option granted.  All those agreements and instruments shall be consistent with the Plan.  The reasonable interpretation by the Board of any provision of the Plan, or of any instruments relating to the options granted, shall be final.  From time to time, the Board may adopt any rules and regulations for carrying out the Plan that it deems appropriate.  No member of the Board shall be liable with respect to any action taken, or determination made, in good faith regarding the Plan or any options granted pursuant to it.

Article 3 - Eligible Persons

Options may be granted to officers, directors, and key employees of Hauser or its subsidiaries, or to independent contractors or consultants providing services to Hauser as may be determined by the Board.  The granting of any option to a person shall neither entitle that person to, nor disqualify him from, participation in any other grant of options pursuant to this Plan or any other plan.

Article 4 - Stock

The stock subject to the options granted under this Plan shall be either shares of Hauser’s authorized but unissued shares of Common Stock, .001 par value, or shares of Common Stock reacquired by Hauser (“Common Stock”).  The maximum number of shares that are hereby reserved for issuance, and may be issued pursuant to this Plan, is 1,218,720, subject to adjustment as provided in Article 14.  In the event that any option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares shall be available again under the Plan.

Article 5 - Grant of Options

Options may be granted to eligible persons for any number of shares and at any time during the term of the Plan, as the Board shall determine.

Article 6 - Option

The price-per-share specified in each option granted under the Plan shall be no less than 100% of the fair market value of the Common Stock on the date the option is granted.

Article 7 - Duration of Options

Subject to termination earlier as provided in Articles 9 and 10, each option shall expire on the date specified by the Board, but not more than ten (10) years from its date of grant.  The Board may extend the term of any previously granted option if that option, as extended, expires less than ten (10) years from its original date of grant as provided above.

Article 8 - Exercise of Options

Subject to the provisions of Articles 9 through 12, each option granted under the Plan shall be exercisable as follows:

(a)                                  The option either shall be exercisable fully at the time of grant or shall become exercisable in installments, as the Board determines.  Installments may be cumulative or noncumulative, as the Board determines.

(b)                                 Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless specified otherwise by the Board.

(c)                                  Each option may be exercised from time to time, in whole or in part, for no more than the total number of shares available for exercise.

(d)                                 The Board may accelerate the date of exercise of any installment for any reason.

Article 9 - Termination of Option for Employees

Whenever an optionee ceases to be an employee of Hauser or ceases to be employed by Hauser or any subsidiary, for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), his options shall terminate on the date he ceased to be so employed, and no further installments of those options will become exercisable.  The Board may, in its sole discretion, allow the exercise of options, but only to the extent they were exercisable at the time of termination of employment, for a period of up to three (3) months after the termination of employment (but conclusively whether authorized leaves of absence or absence on military or governmental service) may constitute employment for the purposes of the Plan.  Nothing in the Plan, or in any option granted under the Plan, shall be deemed to give any optionee the right to continue in the employ of Hauser or any of its subsidiaries or shall be deemed to interfere in any way with the right of Hauser to terminate any optionee’s employment at any time and for any reason.  Options granted under the Plan shall not be affected by any change of employment among Hauser and its subsidiaries so long as the optionee continues to be an employee of Hauser or one of its subsidiaries.

Article 10 - Termination of Options for Non-Employees

Options granted to directors, independent contractors, or other non-employees, will remain in effect until the expiration of the option.

Article 11 - Disability; Death

(a)                                  If an optionee who is an employee of Hauser becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), his options may be exercised to the extent that they were exercisable on the date he ceased to be employed by Hauser or any subsidiary for a period of one (1) year from the date of termination of employment (but not later than its specified expiration date).

(b)                                 If an optionee who is an employee of Hauser dies while employed by Hauser or during the three-month period referred to in Article 11, his options may be exercised to the extent that they were exercisable on the date of his death or cessation of his employment, whichever occurred first, by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, but no further installments of his options will become exercisable and each of his options shall terminate on the first anniversary of the date of his death (but not later than the specified expiration dates).

Article 12 - Assignability

No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and, during the lifetime of the optionee, each option shall be exercisable only by him.

Article 13 - Terms and Conditions of Options

Options shall be evidenced by instruments, which need not be identical, in such form as the Board approves.  Those instruments shall conform to the terms and conditions set forth in Articles 6 through 11 and may contain any other provisions not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan, as the Board deems advisable.  Hauser shall not be obligated to deliver any shares unless and until, in the opinion of Hauser’s counsel, all applicable federal, state, and other laws and regulations have been complied with.  Without limiting the generality of the foregoing, Hauser may require from the optionee any investment representation, restrictive legend on any stock certificate or other agreement that counsel for Hauser considers necessary in order to comply with the Securities Act of 1933.

Article 14 - Adjustments

(a)                                  Upon the happening of any of the following described events (the “Events of Adjustment”), an optionee’s rights under options granted under this Plan shall be adjusted as provided below.

(1)                                  If Hauser shall, at any time prior to the termination date of the Plan, change its Common Stock into a greater number of shares of stock through a stock dividend or split-up of shares, the number of shares of Common Stock deliverable with respect to each payment of the specified option price per share in connection with each exercise of an option after the record or effective date of such stock dividend or split-up of shares shall be proportionately increased.  Conversely, if the Common Stock shall, at any time within such period, be combined into a smaller number of shares of stock through a reverse stock split, the number of shares of Common Stock deliverable with respect to each payment of the specified option price per share in connection with the exercise of an option after the record or effective date of such combination of shares shall be proportionately reduced.

(2)                                  If within the duration of an option there shall be a corporate merger, consolidation, acquisition of assets, or other reorganization and if such transaction shall affect the optioned stock, the employee shall thereafter be entitled to receive upon exercise of his option those shares or securities that he would have received had the option been exercised prior to such transaction and the employee had been a stockholder of Hauser with respect to such shares.

(b)                                 Upon the happening of any of the Events of Adjustment, the class and aggregate number of shares set forth in Article 4 of this Plan that are reserved for issuance pursuant to the Plan, or are subject to options that previously have been or hereafter may be granted under the Plan, also shall be adjusted appropriately to reflect the Events of Adjustment.

(c)                                  The Board shall determine the adjustments to be made under this Article 14, and its determination shall be conclusive and binding on all interested parties.

(d)                                 Notwithstanding anything in this Plan to the contrary, in connection with any corporate transaction to which Section 425(a) of the Code is applicable, there may be a substitution of a new option for an old option granted under this Plan or any assumption of an old option granted under this Plan.  Any optionee who has a new option substituted for an old option granted under this Plan shall, in connection with the corporate transaction, lose his rights under the old option.  Nothing in the terms of the assumed or substituted option shall confer on the optionee more or less favorable benefits than he had under the old option.

Article 15 - Exercise of Option

An option (or any part or installment of an option) shall be exercised by giving written notice to Hauser at its principal office address, identifying the option being exercised, specifying the number of shares of which it is being exercised, and accompanied by full payment of the purchase price, at the option of the Board of Directors or their delegate, payment will be made (1) in United States Dollars (in cash or by certified or bank check); or (2) in shares of Common Stock of Hauser owned by the optionee having a fair market value (as determined by the Board as of the business day immediately preceding the day on which the option is exercised) equal to, or a fraction of a share less than, the purchase price; or (3) in a combination of Common Stock and Dollars.  Unless the Board determines otherwise, the holder of an option shall not have any rights of a shareholder with respect to the shares covered by his option until the issuance of a stock certificate to him for his shares.  Unless the Board determines otherwise, no adjustment will be made for dividends or similar rights when the record date occurs after the exercise of the option but prior to the date the stock certificate is issued.  In no case may a fraction of a share be purchased, or issued under the Plan.

Article 16 - Termination and Amendments to Plan

The Plan as amended was adopted by the Board on August 27, 1997 and by the shareholders on October 30, 1997, and will expire August 27, 2007, ten (10) years after Board adoption (except as to options outstanding on that date).  The Board may terminate, or amend, the Plan in any respect at any time, except that, without the approval of the shareholders, no amendment shall be approved if such amendment would (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan.  However, no action of the Board or shareholders may, without the consent of an optionee, impair substantially his rights under any option previously granted to him.

Article 17 - Governmental Regulation

The Plan and the grant and exercise of options under it, and Hauser’s obligation to sell and deliver shares of Hauser’s Common Stock under those options, shall be subject to all applicable laws (including tax laws), rules and regulations.